UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2010

Date of Report (Date of earliest event reported)

Radiant Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-24688

(Commission File Number)

27-2425368

(IRS Employer Identification No.)

2202 Bluebonnet Drive, Richardson, Texas 75082

(Address of principal executive offices)

(469) 233-6258

Registrant’s telephone number, including area code

___________________G/O Business Solutions, Inc._________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On April 20, 2010, Radiant Oil & Gas, Inc. (the “Company”) elected George Jarkesy to serve as a member of the Company’s board of directors and audit committee.

George Jarkesy, 35, has served as the Managing Member of John Thomas Capital Management Group, LLC, which is the general partner for John Thomas Bridge & Opportunity Fund, L.P. since June 2007. Mr. Jarkesy previously served as the Chief Operating Officer and President of SH Celera Capital Corporation, an internally managed fund from March 2007 until March 2008. Mr. Jarkesy has founded and built companies engaged in financial consulting, real estate investments, real estate management, employee leasing, light steel manufacturing, livestock management, oil field services and biotechnology during the last ten years. He is the Vice President of the Board of Directors for the Society of St. Vincent DePaul in the Galveston-Houston Archdiocese of the Catholic Church and is also on the board of the Jarkesy Foundation, Inc.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Jarkesy is a party in connection with Mr. Jarkesy being elected as a director of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. Jarkesy which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2010

RADIANT OIL & GAS, INC.

/s/ BRIAN RODRIGUEZ

Brian Rodriguez, President